
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                              JAN-1-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          43,792
<SECURITIES>                                         0
<RECEIVABLES>                                   33,661
<ALLOWANCES>                                     1,481
<INVENTORY>                                     27,382
<CURRENT-ASSETS>                               107,895
<PP&E>                                          17,011
<DEPRECIATION>                                  17,723
<TOTAL-ASSETS>                                 131,727
<CURRENT-LIABILITIES>                           24,812
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       132,368
<OTHER-SE>                                      25,541
<TOTAL-LIABILITY-AND-EQUITY>                   131,727
<SALES>                                        186,548
<TOTAL-REVENUES>                               186,548
<CGS>                                          123,864
<TOTAL-COSTS>                                   54,115
<OTHER-EXPENSES>                                   458
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,930
<INCOME-PRETAX>                                 10,957
<INCOME-TAX>                                     3,139
<INCOME-CONTINUING>                              7,818
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     7,818
<EPS-BASIC>                                       0.49<F1>
<EPS-DILUTED>                                     0.48<F1>

<F1>The Company announced a three-for-two stock split in the fourth quarter of 1999. Shareholders of record on November 8, 1999 received three additional shares for every two shares held on that date. The shares were distributed on November 29, 1999.

Note: the 1998 Financial Data Schedule has been restated to reflect the merger with Texas Micro, Inc. on August 13, 1999. The merger was accounted for as a pooling-of-interests under Accounting
Principles Board Opinion No. 16.

